UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

NOVANTA INC.

(Exact name of registrant as specified in is charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	NOVT	Nasdaq Global Select Market
6.50% Tangible Equity Units	NOVTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed in the Current Report on Form 8-K filed on June 8, 2026 (the “Previous Form 8-K”), by Novanta Inc., a Canadian corporation (the “Company”) with the Securities and Exchange Commission, on June 8, 2026, the Company, Novanta Medical Technologies Corp., a Delaware corporation and an indirect subsidiary of the Company (“Buyer”), Novanta Corporation, a Michigan corporation (“Intermediate Parent”, and together with the Company and the Buyer, the “Buyer Parties”), Runway Midco, LLC, a Delaware limited liability company (“Seller”), and Runway Buyer, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Seller (“Runway Buyer”), entered into an Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which Buyer agreed to acquire from Seller all of the issued and outstanding limited liability company interests (the “Purchased Interests”) of Runway Buyer (the “Transaction”). On July 23, 2026, the closing of the Transaction (the “Closing”) occurred.

Transaction Consideration

Subject to the terms and conditions of the Purchase Agreement, at the Closing, the Buyer Parties paid the Seller approximately $1.2 billion in cash (the “Closing Consideration”), subject to customary adjustments based on cash, working capital, debt and transaction expenses of Runway Buyer as of the Closing. In addition, a milestone payment amount of $250.0 million remains payable by the Buyer Parties to Seller on or before January 8, 2027.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 2.1 to the Company’s Previous Form 8-K. The description of the Purchase Agreement set forth in Item 1.01 of the Previous Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 22, 2026, to fund the Transaction, Intermediate Parent borrowed $616.0 million in the aggregate under its revolving credit facility and delayed draw term loan facility under its Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) and funded the remaining consideration with cash on hand. Borrowings under the revolving credit facility and delayed draw term loan facility are due upon maturity of the Credit Agreement in June 2030 and may be repaid at any time prior to maturity without prepayment penalty.

Following these borrowings, as of July 22, 2026, the Company's consolidated debt totals $854.7 million.

Item 7.01 Regulation FD Disclosure.

On July 27, 2026, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required to be filed by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required to be filed by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(c)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated July 27, 2026
104	The cover page from the Company’s Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Novanta Inc.

Date: July 27, 2026	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer